UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2020

PRECIGEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-36042	26-0084895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of principal executive offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	PGEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On September 21, 2020, Precigen, Inc. (the “Company”) issued an aggregate of 6,293,402 shares (the “Conversion Shares”) of the Company’s common stock (“Common Stock”) to two entities affiliated with Harvest Capital Strategies, LLC (the “Harvest Funds”) upon conversion of the outstanding principal balance and accrued and unpaid interest on convertible promissory notes (the “Notes”) issued by the Company’s wholly owned subsidiary Precigen ActoBio, Inc. (“ActoBio”) on September 6, 2018, at a conversion price of $5.0572 per Conversion Share, reflecting the volume weighted average price of the Common Stock for the 30 consecutive trading days ended September 4, 2020. As previously disclosed, the Notes were issued with an aggregate principal amount of $30 million in connection with the acquisition by ActoBio of equity interests in CRS Bio, Inc., Genten Therapeutics, Inc. and Relieve Genetics, Inc. The notes had a maturity date of September 6, 2020, accrued interest at 3.0% compounded annually, and were payable upon maturity in cash or, at ActoBio’s election, shares of Common Stock.

The issuance of the Conversion Shares was deemed exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act as a transaction not involving a public offering.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 24, 2020, the Board of Directors of the Company (the “Board”), upon the recommendation of the Compensation Committee of the Board (the “Committee”), which was made in consultation with F. Daniel Siciliano, the Committee’s independent compensation consultant, approved a new compensation arrangement for Randal J. Kirk, the Company’s Executive Chairman. Mr. Kirk remains the Executive Chairman of the Company, but as of September 24, 2020 is no longer an employee or executive officer of the Company. The new arrangement consists of the following elements beginning with calendar year 2021:

•	an annual retainer of $100,000, payable in cash or, at Mr. Kirk’s election, shares of Common Stock, valued at the fair market value of the Common Stock on the grant date (the “FMV”);

•

an annual grant of fully vested options to purchase shares of Common Stock, having a grant date fair value of $250,000, an exercise price per share equal to the FMV, and a term of 10 years from the grant date; and

•

an annual grant of restricted stock units, having a grant date fair value of $250,000, vesting in full on the first anniversary of the grant date, subject to Mr. Kirk’s continued Board service through the vesting date.

The Board also approved prorated compensation consistent with the foregoing elements for the nine months of 2020 not covered by Mr. Kirk’s previous compensation arrangement with the Company, which expired on March 31, 2020. Equity awards granted to Mr. Kirk pursuant to the terms of this arrangement will be granted under the Company’s 2019 Incentive Plan for Non-Employee Service Providers and the forms of award agreements used for the Company’s other director awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precigen, Inc.

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Dated: September 25, 2020